UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2021

PROSIGHT GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38996	35-2405664
(Commission File Number)	(I.R.S. Employer Identification No.)

412 Mt. Kemble Avenue, Suite 300,
Morristown, New Jersey	07960
(Address of Principal Executive Offices)	(Zip Code)

(973) 532-1900

Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	PROS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on January 14, 2021, ProSight Global, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Pedal Parent Inc., a Delaware corporation (“Parent”), owned by affiliates of TowerBrook Capital Partners L.P. and Further Global Capital Management, Pedal Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, filed as Exhibit 2.1 to our Current Report on Form 8-K dated January 14, 2021 and filed with the Securities and Exchange Commission on January 19, 2021. Pursuant to the Merger Agreement and subject to the terms and conditions therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. The consummation of the Merger is conditioned upon, among other things, the receipt of required regulatory approvals, including those from the New York Department of Financial Services (“NYDFS”) and Arizona Department of Insurance and Financial Institutions (“AZDOI”).

On July 30, 2021, the Company issued a press release announcing that the Company has now received all regulatory approvals necessary to complete the Merger under the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Completion of the Merger remains subject to customary closing conditions. Subject to their satisfaction, the Company currently expects the Merger to be consummated on or about August 4, 2021.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the other documents referenced therein may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of the Company and certain plans and objectives of the board of directors of the Company. All statements other than statements of historical or current facts included in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include: risks and uncertainties related to the Merger Agreement including, but not limited to: the expected timing and likelihood of completion of the pending Merger; potential legal proceedings that may be instituted against the Company following announcement of the transaction; the state of the credit markets generally and the availability of financing; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the parties may not be able to satisfy the conditions to the pending Merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed Merger; the risk that any announcements relating to the pending  Merger could have adverse effects on the market price of the Company’s common stock; and the risk that the proposed Merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, agents or business counterparties, and on its operating results and businesses generally. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the Company made from time to time with the SEC. Unless indicated otherwise, the terms  “ProSight,” “Company,” “we,” “us,” and “our” each refer collectively to the Company and its subsidiaries.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description

99.1	Press Release dated July 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProSight Global, Inc.
(Registrant)

Date: July 30, 2021	By:	/s/ Linda Lin
Linda Lin
General Counsel and Secretary